EXHIBIT 99.1

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                        FIBERCORE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


(Dollars in thousands except share data)
                                                                                  June 30,    December 31,
                                                                                    2003         2002
                                                                                    ----         ----
                                      ASSETS
Current assets:
         Cash .................................................................   $    251    $  1,392
         Accounts receivable - net ............................................      2,400       2,958
         Receivable from government grants ....................................      4,412       7,571
         Other receivables ....................................................      6,817       2,289
         Inventories ..........................................................      4,070       5,421
         Prepaid and other current assets .....................................        871         730
                                                                                  --------    --------
                  Total current assets ........................................     18,821      20,361
                                                                                  --------    --------
Property and equipment ........................................................     67,425      56,486
Less - accumulated depreciation ...............................................    (11,778)     (9,049)
                                                                                  --------    --------
          Property and equipment  - net .......................................     55,647      47,437
                                                                                  --------    --------
Other assets:
         Restricted cash ......................................................      2,183       1,990
         Patents - net ........................................................        339         354
         Deposit on equipment .................................................         --       3,020
         Investments in joint ventures ........................................        925         925
         Other ................................................................      1,491       1,516
                                                                                  --------    --------
                  Total other assets ..........................................      4,938       7,805
                                                                                  --------    --------
                  Total assets ................................................   $ 79,406      75,603
                                                                                  ========    ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
         Notes payable ........................................................   $ 15,622    $ 17,558
         Current installment on long-term debt ................................     20,259      15,114
         Accounts payable .....................................................      9,929       8,462
         Accrued expenses .....................................................      7,178       6,116
         Other liabilities ....................................................        503         463
                                                                                  --------    --------
                  Total current liabilities ...................................     53,491      47,713
                                                                                  --------    --------
Deferred income ...............................................................      1,667       1,713
Long-term debt ................................................................     26,045      21,700
                                                                                  --------    --------
                  Total liabilities ...........................................     81,203      71,126
                                                                                  --------    --------
Minority interest .............................................................         22          15
                                                                                  --------    --------
Stockholders' equity:
         Preferred stock, $.001 par value, authorized 10,000,000 shares; no
           shares issued and outstanding ......................................         --          --
         Series A preferred stock, $.001 par value, authorized 1share; 1 share
           issued and outstanding .............................................         --          --
         Common stock, $.001 par value, authorized 100,000,000 shares; shares issued and outstanding: 69,826,094 at June 30, 2003 and 68,876,094 at
           December 31, 2002 ..................................................         69          68
         Additional paid-in-capital ...........................................     65,546      65,350
         Accumulated deficit ..................................................    (59,706)    (50,490)
         Accumulated other comprehensive loss:
            Accumulated translation adjustment ................................     (7,728)    (10,466)
                                                                                  --------    --------
                  Total stockholders' equity ..................................     (1,819)      4,462
                                                                                  --------    --------
         Total liabilities and stockholders' equity ...........................   $ 79,406    $ 75,603
                                                                                  ========    ========

   See accompanying notes to the condensed consolidated financial statements.

                        FIBERCORE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


(Dollars in thousands except share data)                 Three Months Ended               Six Months Ended
                                                               June 30,                        June 30,
                                                              --------                        -------
                                                         2003            2002           2003             2002
                                                         ----            ----           ----             ----
Net sales .......................................   $      5,151    $      6,374    $      9,760    $     14,259
Cost of sales:
   Cost of sales ................................          6,560           5,172          12,016          12,455
   Restructuring Costs ..........................             --             197              --             197
   Write-down of inventory ......................            107             346             107           1,133
                                                    ------------    ------------    ------------    ------------
              Total cost of sales ...............          6,667           5,715          12,123          13,785
                                                    ------------    ------------    ------------    ------------
              Gross profit (loss) ...............         (1,516)            659          (2,363)            474

Operating expenses:
     Selling, general and administrative expenses          1,810           2,887           3,672           5,500
     Research and development ...................            389             510             752             993
     Restructuring Costs ........................             --             103              --             103
                                                    ------------    ------------    ------------    ------------
         Loss from operations ...................         (3,715)         (2,841)         (6,787)         (6,122)

Foreign exchange gains (loss) - net .............           (112)         (1,737)             69          (1,795)
Non-cash interest on convertible debt ...........             --              --             (27)             --
Interest income .................................             27             260              54             298
Interest expense ................................         (1,543)         (1,540)         (2,860)         (2,664)
Other income (expense)  - net ...................            111              27             268              --
                                                    ------------    ------------    ------------    ------------
             Loss before income taxes and
             minority interest ..................         (5,232)         (5,831)         (9,283)        (10,283)
(Provision for) benefit from income taxes .......             --              86              (1)            190
                                                    ------------    ------------    ------------    ------------
Loss before minority interest ...................         (5,232)         (5,745)         (9,284)        (10,093)
Minority interest in (income) loss of subsidiary.             21             602              67             872
                                                    ------------    ------------    ------------    ------------
         Net loss ...............................   $     (5,211)   $     (5,143)   $     (9,217)   $     (9,221)
                                                    ============    ============    ============    ============
Loss per share of common stock:
Basic ...........................................   $      (0.08)   $      (0.08)   $      (0.13)   $      (0.15)
Diluted .........................................          (0.08)          (0.08)          (0.13)          (0.15)

Weighted average shares outstanding:
Basic ...........................................     68,886,534      61,589,533      68,881,343      61,553,024
Diluted .........................................     68,886,534      61,589,533      68,881,343      61,553,024


   See accompanying notes to the condensed consolidated financial statements.

                        FIBERCORE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF
                           COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)


(Dollars in thousands)                        Three Months Ended        Six Months Ended
                                                    June 30,                June 30,
                                                    --------                --------
                                                2003        2002         2003       2002
                                                ----        ----         ----       ----
Net loss ..................................   $ (5,211)   $ (5,143)   $ (9,217)   $ (9,221)

Other comprehensive income (loss):
   Foreign currency translation adjustments      2,357      (1,793)      2,738      (2,507)
                                              --------    --------    --------    --------
Total comprehensive income (loss) .........   $ (2,854)   $ (6,936)   $ (6,479)   $(11,728)
                                              ========    ========    ========    ========

   See accompanying notes to the condensed consolidated financial statements.

                        FIBERCORE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


(Dollars in thousands)                                                           Six Months Ended
                                                                                     June 30,
                                                                                     --------
                                                                                 2003         2002
                                                                                 ----         ----
Cash flows from operating activities:
     Net loss .............................................................   $  (9,217)   $  (9,221)
Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ........................................       1,653        1,419
     Deferred income taxes ................................................          --         (172)
     Foreign currency translation (gain) loss and other ...................         473          735
     Non-cash interest expense ............................................          27        1,027
     Write-down of inventory ..............................................         107        1,133
     Increase (decrease) in minority interest .............................           8         (707)

Changes in operating assets and liabilities:
     Accounts receivable ..................................................         919        4,956
     Other receivables ....................................................        (225)        (864)
     Inventories ..........................................................       2,132       (4,281)
     Prepaid and other current assets .....................................         (46)        (197)
     Accounts payable .....................................................         578         (839)
     Accrued expenses .....................................................         306        1,067
                                                                              ---------    ---------
         Net cash used in operating activities ............................      (3,285)      (5,944)
                                                                              ---------    ---------

Cash flows provided by (used in) investing activities:
     Purchase of property and equipment ...................................        (192)      (9,395)
     Reimbursement from government grants .................................       5,393        1,577
     Other ................................................................          --         (216)
                                                                              ---------    ---------
         Net cash provided by (used) in investing activities ..............       5,201       (8,034)
                                                                              ---------    ---------

Cash flows (used in) provided by financing activities:
     Proceeds from issuance of common stock ...............................          --          157
     Cash contribution from minority shareholders of FC Africa ............          65           --
     Proceeds from long-term debt .........................................         458          467
     Proceeds from notes payable ..........................................       2,117       15,565
     Repayment of long-term debt ..........................................        (312)         (31)
     Repayment of notes payable ...........................................      (5,411)      (2,002)
     Financing costs ......................................................          --         (633)
                                                                              ---------    ---------
         Net cash (used in) provided by financing activities ..............      (3,083)      13,523
                                                                              ---------    ---------
Effect of foreign exchange rates change on cash ...........................          26         (182)
Decrease in cash ..........................................................      (1,141)        (637)
Cash, beginning of period .................................................       1,392        1,721
                                                                              ---------    ---------
Cash, end of period .......................................................   $     251    $   1,084
                                                                              =========    =========
Supplemental disclosure:
     Cash paid for interest ...............................................   $   1,140    $     874
     Cash paid for taxes ..................................................         118            8
     Common stock issued for conversion of debt ...........................     133,000           --

   See accompanying notes to the condensed consolidated financial statements.

                        FIBERCORE, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(THE COMPANY'S OUTSIDE AUDITORS HAVE NOT REVIEWED THE FINANCIAL STATEMENTS AND ACCOMPANYING FOOTNOTES. IN ADDITION, ITEMS 2 - 3 OF PART 1 AND ALL ITEMS COMPRISING PART 2 OF A STANDARD FORM 10-Q HAVE BEEN OMITTED. ACCORDINGLY, THE FINANCIALS ARE NOT IN COMPLIANCE WITH SEC REQUIREMENTS. NEVERTHELESS, THE COMPANY BELIEVES THE FINANCIALS, SUBJECT TO THE ACCOMPANYING FOOTNOTES, PROVIDE A FAIR PRESENTATION OF THE COMPANY'S FINANCIAL CONDITION.)

1)       PREVAILING MARKET CONDITIONS, GOING CONCERN, AND LISTING STATUS

         Prevailing Market Conditions
         ----------------------------

         Demand for single-mode fiber for use in the long haul market has continued to be weak and prices appear to have stabilized, albeit at low levels. Published market studies and industry sources indicate that the demand for single-mode fiber appears to have bottomed out but the current market situation is unpredictable. Demand for fiber to supply the metropolitan access and fiber-to-the-home markets should begin increasing as carriers start to connect the long-haul fiber to the end-user. Multi-mode fiber demand shows modest improvement, although prices have continued to soften in this market as well.

         FiberCore, Inc. (the "Company", "we", "our" or "us") has experienced a precipitous decline in the predominantly single-mode South American market, with most, if not all, of its South American customers either filing for reorganization/insolvency or ceasing production. The Company has taken steps to try to offset some of this decline by shifting sales efforts to other markets, by reducing production levels to better match current and expected near-term demand levels, and by shifting, to the extent possible, production to multi-mode from singlemode fiber. One market that has shown some stability in demand has been Asia, and we began shipping product into Asia from Xtal FiberCore Brasil, S.A. ("Xtal") in late 2001. However, prices in Asia have declined more sharply than in the rest of the world, as the large fiber manufacturers, including those from Japan and Korea, reduce inventories and attempt to capture volume orders, resulting in current prices below production costs, especially for single-mode fiber. Current prices for singlemode in other world markets are also below the Company's present manufacturing costs, which effectively has caused the side-lining of the Company's single-mode business. Accordingly, approximately 80% of sales are attributable to multi-mode fiber maufactured in Germany.

         With respect to its other offshore activities in Malaysia, Thailand and South Africa, the Company has been liquidating/winding down these entities and attempting to recoup any remaining value. The liquidation of these activities is not expected to have a material adverse effect on the Company's financial condition, as the Malaysian operation, the largest of the group, was already written off as of December 31, 2002. Xtal is exploring the possibility of a management buyout with potential investors in Brazil, although there can be no assurance that Xtal's efforts will be successful.

         Going Concern
         -------------

         The Company continues to be in violation of certain covenants of its Convertible Debentures and with Algar. These default conditions caused a cross-default on the Fleet credit facility of $8,500,000 and on a $1,500,000 loan from Tyco International Finance Alpha GmbH. On June 3, 2003 the Company received a notification of default and acceleration from Fleet National Bank ("Fleet") under the terms of the loan agreement dated December 20, 2000, with an outstanding balance of $8,500,000, plus accrued interest. In addition, Tyco could accelerate the maturity date of their loan and the balance of $1,500,000 could become immediately due. Further, on June 12, 2003 the Company received a notification of default from Riverview Group LLC, Laterman & Co., and Forevergreen Partners (the "Holders") of the 5% Subordinated Convertible Debentures (the "Debentures"). If the event of default continues, the Holders have the right to accelerate the maturity date and the entire amount of approximately $2.3 million could become immediately due.

         Additionally, the Company expects that Fleet will exercise the provisions of a guarantee given by Tyco International Group S.A. to be paid in full by Tyco. Tyco would then assume Fleet's position as a creditor of the Company. In this case, Tyco would also have the right to assume control of the Company's Board of Directors. Also, as shown in the financial statements, the Company's current liabilities exceeded its current assets by $34,670,000 at June 30, 2003, including $9,250,000 of long-term debt that has been classified as current as a result of being in default. The Company has been attempting to raise approximately $5 million in additional financing to address its liquidity crisis in the U.S., but has not been successful. Funding efforts in Germany also continue with respect to the $3 - $5 million associated with the Phase 2 expansion. While $1.7 million of these funds were received during the second quarter as proceeds from grants, the German operation still requires at least $3 million due to continuing operational losses. The proceeds from grants were used to repay interim financing of grants. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing or refinancing as may be required. As indicated in previous filings and disclosures, the Company has been experiencing a severe liquidity crisis, which continues to worsen. While the Company continues to seek additional funding, there can be no assurance that additional funding will be received. Absent such funds, it is increasingly likely that the Company will be forced to to file a bankruptcy petition.

         Notwithstanding the liquidity crisis, the Company continues to channel available resources into the development and implementation of new technology, specifically its POVD and other plasma-based technologies, which will have a substantial impact on the production costs and capacity of its optical fiber and preform products. In that regard, the Company has recently expanded the application of its POVD technology into non-fiber related speciality glass products.

         Listing and Registration Status
         -------------------------------

         The Company was delisted from the Nasdaq SmallCap market effective June 19, 2003 and immediately began trading on the OTC Bulletin Board under the symbol FBCE. On August 14, 2003, the Company announced it would not be filing its quarterly results on Form 10-Q, but would file the results on Form 8-K. An independent auditor has not reviewed these results. By failing to file Form 10-Q in accordance with SEC requirements, the Company is not in compliance with the listing requirements of the OTC Bulletin Board, which will result in the Company's shares being delisted from the OTC Bulletin Board. The Company started the process necessary to ensure its shares will be quoted in the "pink sheets", however there can be no assurance the Company's shares will be quoted in the "pink sheets" or that there will not be a break in trading activity during the process.

         Concurrently, the Company is considering filing a Form 15 in order to deregister its common stock with the SEC. Filing a Form 15 immediately relieves the Company of its obligation to file certain reports and forms, including Forms 10-K, 10-Q and 8-K with the SEC as well as other reporting requirements. If a Form 15 were filed, the Company anticipates that deregistration would become effective within 90 days.

2)       BASIS OF PRESENTATION

         The condensed consolidated balance sheet as of June 30, 2003 and related condensed consolidated statements of operations, comprehensive loss, and cash flows for the six months ended June 30, 2003 and 2002 included herein have been prepared by FiberCore, Inc. (the "Company"). These statements are unaudited and have not been reviewed by independent accountants. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included and such adjustments consist of normal recurring items necessary for their fair presentation in conformity with accounting principles generally accepted in the United States. Results for the second quarter may not be indicative of the full year results.

         The condensed consolidated financial statements do not contain certain information included in the Company's annual audited financial statements. These condensed consolidated financial statements should be read in conjunction with the annual audited financial statements and notes thereto for the year-ended December 31, 2002 included in the Company's Annual Report on Form 10-K.

         Although the accompanying financial statements for the quarter and six-month period ended June 30, 2003 have been prepared assuming that the Company will continue as a going concern, as discussed in Note 1, the Company is experiencing a severe liquidity crisis and is unable to fully meet its obligations. Accordingly, the Company anticipates that a bankruptcy filing may be increasingly likely. In addition, the financial statements do not include any adjustments that might result from a bankruptcy filing.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3)       STOCK OPTIONS

         The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for stock options. Accordingly, no compensation cost has been recognized for the stock options. Had compensation cost for stock options been determined based on the fair value of the option at date of grant consistent with the provisions of

SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share for the six months ended June 30, 2003 and 2002 would have been reduced to the pro forma amounts indicated below (dollar amounts in thousands except per share data):

                                                             2003       2002
                                                             -----      -----
         Net loss                                          $(9,217)   $(9,221)
         Effect of stock based compensation expense
         determined under SFAS No. 123                        (315)      (420)
                                                           -------    -------
         Pro forma net loss                                $(9,532)   $(9,641)
                                                           =======    =======
         Loss per share:
           Basic-as reported                               $ (0.13)   $ (0.15)
           Basic-pro forma                                 $ (0.14)   $ (0.16)
           Diluted-as reported                             $ (0.13)   $ (0.15)
           Diluted-pro forma                               $ (0.14)   $ (0.16)

4)       INVENTORIES

         Inventories consist of the following:
         (Dollars in thousands)
                                                         June 30,   December 31,
                                                            2003       2002
                                                            ----       ----

         Raw materials                                     $ 1,736    $ 2,072
         Work-in-progress                                      363        526
         Finished goods                                      1,971      2,823
                                                           -------    -------
         Total                                             $ 4,070    $ 5,421
                                                           =======    =======


         Finished goods inventory reflects write-downs amounting to approximately $107,000 in the second quarter of 2003 and $3,388,000 in 2002, of which $787,000 related to the first quarter of 2002, to account for the effect of declining prices on single-mode fiber. There were no write-downs of finished goods inventory during the first quarter of 2003.

5)       RESTRICTED CASH

         Restricted cash represents the German Mark (DM) 3,850,000 deposit with Sparkasse Jena securing the loan from Sparkasse Jena of DM 7,700,000. The deposit is reflected in the financial statements in the U.S. Dollar equivalent using the exchange rate in effect at the balance sheet dates. The increase of $193,000 in the balance sheet amount from December 31, 2002 to June 30, 2003 is the result of the exchange rate change. The change is accounted for as an unrealized foreign exchange loss in the condensed consolidated statements of operations.

6)       EARNINGS PER SHARE

         For purposes of computing Diluted Earnings Per Share (EPS), the Company uses the treasury stock method. Additionally, when computing dilution related to options and warrants, conversion is assumed as of the beginning of each period.

         For the six months ended June 30, 2003 and 2002, assumed conversion of options and warrants would have been anti-dilutive, therefore conversion was not assumed for purposes of computing diluted EPS. For the periods ended June 30, 2003 and 2002, the number of potential common shares from the exercise of options, warrants and shares issuable upon the conversion of subordinated convertible debentures excluded from the computation were 44,839 and 3,290,229, respectively, since assumed inclusion would be also anti-dilutive.

7)      BORROWINGS DURING THE SECOND QUARTER OF 2003 AND DEFAULTS ON DEBT

The following describes the borrowing activity for the six months ended June 30, 2003:

         i) $2,093,000 was received from German banks as interim financing of government grants. $1.7 million of these loans were repaid in the second quarter. The balance will be repaid from future proceeds of receivables from government grants. The interest rates on these loans range from 6.75% to 8.5% and are collateralized by trade accounts receivable and inventory.

         ii) $24,000 was received by Xtal for working capital purposes at 26.9% interest, collateralized by inventory. The loan is due January 15, 2005.

         iii) FCJ received proceeds from long-term notes amounting to $398,000 from German banks related to the Phase II expansion at FCJ at interest rates from 5.6% to 6.4%, collateralized by land, buildings and equipment. The loans are due March 31, 2011.

         The Company has approximately $2.3 million of principal outstanding against the 5% Convertible Subordinated Debentures issued in January and June of 2002. During 2002, the Company paid $1.5 million in cash payments and reduced the outstanding balance by $1.53 million through the issuance of common stock, and has the option, under certain circumstances, of continuing to issue shares in payment of the Debentures if the shares have been previously registered pursuant to an effective registration statement. The Company is currently unable to pay in registered shares because it does not have an effective registration statement registering sufficient shares for such purpose. As of June 30, 2003, $133,000 was paid to Holders of the Debentures by issuing 950,000 unregistered shares of the Company's common stock. On June 12, 2003 the Company received a notification of default from the Holders of the Debentures. If the event of default continues, the Holders have the right to accelerate the maturity date and the entire amount could become immediately due. This default caused a cross-default on the Fleet credit facility of $8,500,000 and on a $1,500,000 loan from Tyco International Finance Alpha GmbH. On June 3, 2003 the Company received a notification of default and acceleration from Fleet National Bank ("Fleet") under the terms of the loan agreement dated December 20, 2000, with an outstanding balance of $8,500,000, plus accrued interest. In addition, Tyco could accelerate the maturity date of its loan and the balance of $1,500,000 could become immediately due.

         Finally, $1.25 million due to Algar associated with the purchase of Xtal was not paid on the due date of December 20, 2002. The Company has held discussions with Algar to defer or otherwise adjust this requirement and these discussions are continuing. However, the Company and Algar have not reached an agreement and therefore the Company is currently in a state of default with Algar under the terms of a Loan Agreement. In the event of a default of the Credit Facility, Fleet could exercise the provisions of a guarantee given by Tyco International Group S.A. to be paid in full by Tyco and Tyco would then assume Fleet's position as a creditor of the Company. In this case, Tyco would also have the right to assume control of the Company's Board of Directors. The result of these current events of default with the Debenture holders and with Algar has caused the Company to reclassify $7,750,000 of the Fleet Credit Facility and a $1,500,000 loan from Tyco International Finance Alpha GmbH from long-term to short-term debt.

         As part of the shareholder's agreement associated with the acquisition of Xtal in 2000, the Company has a call option to acquire from Algar the remaining 10% of the stock of Xtal upon payment of $2.5 million, plus 6% interest calculated from June 20, 2000. Algar has a put option, exercisable on June 20, 2003 or at any time that the Company decides to sell, dispose or otherwise transfer any portion of its interest in Xtal to a third party, that would require the Company to acquire all of Algar's remaining shares for a payment of $2.5 million, plus 6% interest calculated from June 20, 2000. Algar's 10% shareholder position in Xtal, is being held by the Company to collateralize Algar's indemnification provisions that are part of the Xtal purchase agreements. Under the terms of the Shareholder Agreement and other related documents, the Company believes it has meritorious defenses that negate the terms of Algar's put option. Accordingly, the financial statements do not reflect the liability related to the put option.

8)       LEGAL MATTERS

         i) Xtal was party to a 3-year, fixed price, take-or-pay contract expiring in June 2003, with Shin Etsu for the delivery of single-mode preforms to Xtal. The Company received notification of the results of the arbitration between the Company and Shin Etsu Chemical Co., Ltd. ("Shin Etsu") The Japanese Commercial Arbitration Association (the "Tribunal") awarded Shin Etsu damages consisting of loss of profit for the quantities not taken by the Company under certain agreements. According to the Tribunal's calculation, the Company must pay 637,020,011 Japanese Yen, (including 1,145,011 Japanese Yen as settlement payment for the cost of arbitration) or approximately $5.3 million. The amount of the liability, which is joint and several between FiberCore Inc. and Xtal FiberCore Brasil S/A, is severely limiting the Company's ability to raise funds. New funds are necessary to ease the present liquidity crisis. Recently, Shin Etsu filed suit in the United States District Court (the "Court") of Massachusetts seeking to obtain a preliminary injunction with respect to the transfer of assets as well as to confirm the award of the Tribunal. On July 17, 2003 the Court preliminarily enjoined the Company from disposing, selling, conveying or encumbering any of its assets, including cash or receivables outside of the "ordinary course of business" except by leave of the Court and upon ten days prior written notice to Shin Etsu. While the Company is seeking to reach a settlement with Shin Etsu, no assurance can be given that its efforts will be successful. If the Company is unsuccessful in its efforts to reach a settlement, a bankruptcy filing is highly likely. The court has not yet ruled on the confirmation of the award. The Company has not recorded a liability for this ruling due to the fact that the Court has not confirmed the award and if is does, it is unlikely that Shin Etsu will collect, as it would force the Company into a state of insolvency.

         ii) On August 2, 2002 a patent infringement suit was filed against the Company. The complaint was filed in the United States District Court for the Northern District of Georgia, Atlanta Division, case number 1:02CV2149. The action was brought by Fitel USA Corp., and alleges infringement by the Company of three patents held by Fitel. The plaintiff alleges in the complaint that the Company has infringed and continues to infringe on U.S. Patent No. 4,909,816, on U.S. Patent No. 5,298,047 and on U.S. Patent No. 5,418,881. The plaintiff sought an injunction permanently prohibiting the Company from directly infringing on the named patents or inducing or contributing to the infringement of the U.S. Patent No. 5,418,881 by others, and sought unspecified compensatory and treble damages, attorneys fees and costs, and such other and further relief as is just and proper. On December 13, 2002 the Court granted the Company's motion to dismiss for lack of jurisdiction.

         On December 18, 2002 Fitel USA Corp. re-filed the complaint in the United States District Court Western District of North Carolina, case number S02CV163V. The plaintiff makes the same allegations and seeks the same redress as outlined in the previous filing. The Company believes these claims to be without merit, has retained counsel and will vigorously defend itself in this case. If this suit is not settled and goes to trial, the legal costs associated with defending itself could be significant for the Company. If the Company were to ultimately lose this suit, it could have a significant negative impact on the Company's ability to compete in the marketplace for some period until the Company could adjust its production processes, and could have a material negative effect on the liquidity of the Company and could potentially put the Company into a state of insolvency.

         iii) The Company is currently in litigation with Techman International Corp. ("Techman") and M. Mahmud Awan ("Awan") who controls Techman, relating to certain investments, contracts and other claims. Both parties are seeking approximately $500,000 in cash. In addition, the Company is suing Techman and Awan for the return of shares that have been canceled by the Company because of the failure of Techman and Awan to satisfy certain conditions related to their issuance. The litigation is in the discovery and motion phase. The Company believes that its claims against Techman and Awan are good and that it will ultimately prevail on its claims, but given the uncertainties inherent in litigation, the outcome cannot be predicted with any reasonable certainty at this time.

         iv) On July 16, 2003 Samuel Goldman and Melvyn A. Reiser (the "Plaintiffs") filed a complaint in New York Supreme, New York Co. (Index No. 113110/03) alleging that the Company owes the plaintiffs $400,000 as a commission, which they claim was earned in the summer of 2002 in connection with a tender offer. The Company believes the claim is without merit and that it will prevail on this matter.

9)       GOODWILL AND PATENTS

         In July 2001, the FASB issued SFAS No. 141, Business Combinations, which established financial accounting and reporting for business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, Business Combinations. It requires that all business combinations in the scope of this Statement be to be accounted for using one method, the purchase method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001, and also apply to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has adopted SFAS No. 141, and the adoption of SFAS No. 141 had no material impact on the financial reporting and related disclosures.

         In July 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which establishes financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition, and after they have been initially recognized in the financial statements. The Company adopted SFAS No.142 beginning with the first quarter of fiscal 2002. SFAS No.142 requires that goodwill and intangible assets that have indefinite useful lives will not be amortized, but rather they will be tested at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives. The goodwill test for impairment consists of a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for potential impairment and the second step measures the amount of impairment, if any. SFAS No. 142 requires an entity to complete the first step of the transitional goodwill impairment test within six months of adopting the Statement. The Company completed its initial test of impairment, measured as of January 1, 2002 and concluded there was no impairment to goodwill as of the adoption date of SFAS No. 142. Management completed the annual impairment test in the fourth quarter of 2002 and recorded goodwill impairment charges of approximately $7.3 million. This represented a complete write-down of the goodwill associated with FiberCore's acquisition of Xtal in 2000 and DCI in 2001.

         Following are patent costs classified as intangible assets that will continue to be subject to amortization over the patent's expected useful lives, which are generally seventeen years (in thousands of dollars):

                                         As of              As of
                                     June 30, 2003     December 31, 2002
                                     -------------     -----------------
Gross carrying amount                    $ 456              $ 450
Accumulated amortization                  (112)               (96)
                                         -----              -----
Net carrying amount                      $ 344              $ 354
                                         =====              =====


                                                      Six Months Ended
                                                          June 30,
                                                          --------
                                                   2003              2002
                                                   ----              ----
Aggregate patent amortization expense              $ 15              $  24

Estimated annual patent amortization expense for fiscal years ending (in thousands of dollars):

    December 31, 2003                         $26
    December 31, 2004                         $22
    December 31, 2005                         $22
    December 31, 2006                         $22
    December 31, 2007                         $22

10)      NEW ACCOUNTING PRONOUNCEMENTS

         In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS No. 145). SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 64, Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements. SFAS No. 145 also rescinds SFAS No. 44, Accounting for Intangible Assets of Motor Carriers. SFAS No. 145 amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of SFAS No. 145 did not have any impact on the Company's financial position or results of operations.

         In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146, nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 will affect any restructuring activities of the Company after January 1, 2003.

         In December 2002, the FASB issue SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure and amendment to SFAS No. 123", which provides three optional transition methods for entities that decide to voluntarily adopt the fair value recognition principles of SFAS No. 123, "Accounting for Stock Issued to Employees", and modifies the disclosure requirements of that statement. The Company has not adopted the fair value recognition principles for SFAS No. 123; therefore this statement has had no effect upon the Company's consolidated financial condition or results of operations. The Company had adopted the disclosure requirements under SFAS No. 148 as of December 31, 2002 and has included the additional quarterly disclosures required for the Form 10-Q.

         In November 2002, the FASB issued Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). The Interpretation requires certain guarantees to be recorded at fair values and also requires a guarantor to make new disclosures, even when the likelihood of making payment under the guarantee is remote. The recognition provisions of FIN 45 are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. Adoption of this statement did not have a material impact on the Company's consolidated financial condition or results of operations.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", which requires an enterprise to assess if consolidation is appropriate based upon its variable economic interest in variable interest entities ("VIE"). Interpretation 46 is effective for new VIE's established subsequent to February 1, 2003 and must be adopted for existing VIE's by July 1, 2003. The Company does not invest in investment structures that require analysis under the Interpretation and Interpretation 46 has no impact on the Company's consolidated financial condition or results of operations.

ITEM 4.  CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE AND PROCEDURES.

         The Chief Executive Officer and Interim Chief Financial Officer of the Company evaluated the disclosure controls and procedures pursuant to Exchange Act Rule v13a-14 within 90 days. Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer concluded the disclosure controls and procedures are functioning as intended to ensure that the information required to be disclosed by the Company is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. There have been no significant changes in internal controls or in other factors that could significantly affect the internal controls subsequent to the date the Chief Executive Officer and the Interim Chief Financial Officer completed their evaluation.

         PART 1

         Items 2-3  - omitted


         Part 2 - all items omitted